April 13, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Saddlebrook Resorts, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.02 of Form 8-K as part of the Company’s Form 8-K dated April 13, 2006. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,
PricewaterhouseCoopers LLP